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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

      Set forth below is a list of all subsidiaries of Nortek Holdings, Inc. the assets and operations of which are included in the consolidated financial statements of Nortek, Inc., except subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:


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NAME OF SUBSIDIARY                                        JURISDICTION
------------------                                        ------------
Nortek, Inc.                                              Delaware
     Best S.p.A                                           Italy
          Best Deutschland GmbH                           Germany
          Best France S.A                                 France
     Broan-NuTone Canada, Inc.                            Ontario, Canada
          Venmar Ventilation Inc.                         Quebec, Canada
               Innergy Tech Inc.                          Quebec, Canada
               Venmar CES, Inc.                           Saskatchewan, Canada
               Venmar Ventilation (H.D.H.) Inc.           Quebec, Canada
     Broan-NuTone LLC                                     Delaware
          Aubrey Manufacturing, Inc.                      Delaware
          NuTone Inc.                                     Delaware
          Rangaire LP                                     Delaware
     Eaton-Williams Holding Limited                       United Kingdom
     Elektromec S.p.A                                     Italy
     Jensen Industries, Inc.                              Delaware
     LaConue International, Inc.                          Delaware
     Linear LLC                                           California
          Elan Home Systems, L.L.C                        Kentucky
          Linear H.K. Manufacturing Ltd.                  Hong Kong
          Multiplex Technology, Inc.                      California
          Operator Specialty Company, Inc.                Michigan
          SpeakerCraft, Inc.                              Delaware
          We Monitor America Incorporated                 Colorado
          Xantech Corporation                             California
     Nordyne Inc.                                         Delaware
                Governair Corporation                     Oklahoma
                Mammoth, Inc.                             Delaware
                    Mammoth China, Ltd.                   Delaware
                Temtrol, Inc.                             Oklahoma
                Ventrol Air Handling Systems Inc.         Quebec, Canada
                Webco, Inc.                               Missouri
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